EXHIBIT 99.3

GARRITAN CORPORATION

UNAUDITED FINANCIAL STATEMENTS

as of September 30, 2011 and September 30, 2010

GARRITAN CORPORATION (Unaudited)	BALANCE SHEETS SEPTEMBER 30,

	2011	2010
Assets:
Current assets:
Cash	$106,509	$93,209
Accounts receivable	24,911	92,326
Inventories	320	892
Prepaid expenses	3,750	-

Total current assets	135,490	186,427

Property and equipment:
Office equipment	26,215	26,091
Machinery and equipment	16,782	16,782

	42,997	42,873
Less accumulated depreciation	21,268	13,441

Net property and equipment	21,729	29,432

Capitalized software development costs:
Sound libraries, net	401,960	396,619
GIGA rights, net	12,500	37,500
Capitalized ARIA Player costs, net	246,883	220,169

Net capitalized software	661,343	654,288

TOTAL ASSETS	$818,562	$870,147

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$1,462	$2,117
Payroll taxes payable	-	13,120
Accrued expenses	-	15,000
Note payable, stockholder	-	97,507

Total current liabilities	1,462	127,744

Stockholders’ equity:
Capital stock, no par value, 100 shares authorized, issued and outstanding	1,000	1,000
Paid-in capital	119,554	119,554
Retained earnings	696,546	621,849

Total stockholders’ equity	817,100	742,403

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$818,562	$870,147

See notes to financial statements.

GARRITAN CORPORATION (Unaudited)	STATEMENTS OF INCOME AND RETAINED EARNINGS NINE MONTHS ENDED SEPTEMBER 30,

	2011	2010

Revenue:
Distributors’ sales	$123,661	$204,512
Direct product sales	380,897	399,885

Total revenue	504,558	604,397

Cost of goods sold	279,880	215,701

Gross profit	224,678	388,696

Operating expenses:
General and administrative	116,333	164,824
Research and development	58,024	56,201

	174,357	221,025

Income from operations	50,321	167,671

Interest Income	424	388

Net Income	$50,745	$168,059

Retained earnings, beginning	770,018	621,465

Stockholders’ distributions	(124,217)	(167,675)

Retained earnings, ending	$696,546	$621,849

See notes to financial statements.

GARRITAN CORPORATION (Unaudited)	STATEMENTS OF CASH FLOWS NINE MONTHS ENDED SEPTEMBER 30,

	2011	2010

Cash flows from operating activities:
Net income	$50,745	$168,059
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized software	246,511	181,245
Depreciation	5,806	6,061
Gain on sale of asset	-	(6,337)
Decrease (increase) in assets:
Accounts receivable	75,932	8,680
Inventories	603	302
Prepaid expenses	(3,750)	-
Increase (decrease) in liabilities:
Accounts payable	1,028	1,716
Payroll taxes payable	-	13,120
Retirement plan contribution payable	(20,000)	-

Net cash provided by operating activities	356,875	372,846

Cash flows from investing activities:
Capitalized software development costs, sounds libraries	(153,066)	(149,586)
Capitalized ARIA Player costs	(87,114)	(71,816)
Purchase of property and equipment	-	(23,340)

Net cash used in investing activities	(240,180)	(244,742)

Cash flows from financing activities:
Note payable, stockholder	-	22,507
Stockholders’ distributions	(124,217)	(161,050)

Net cash used in financing activities	(124,217)	(138,543)

Net decrease in cash	(7,522)	(10,439)

Cash, beginning	114,031	103,648

Cash, ending	$106,509	$93,209

Supplemental disclosure of non-cash investing and financing activities:
Stockholder distribution of a vehicle	$-	$6,625

See notes to financial statements.

GARRITAN CORPORATION (Unaudited)	NOTES TO FINANCIAL STATEMENTS NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

1.	Nature of business and summary of significant accounting policies:

Nature of business:

Garritan Corporation (the Company) conceives, develops and implements sound software libraries. These libraries allow the user to create music using their own computers and integrates with other programs to record and notate the user’s music. The Company is worldwide in distribution (DVD and download) and sells mostly by download directly to customers via the web.

Basis of presentation:

The accompanying interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim reporting. Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for annual financial statements and should be read in conjunction with the 2010 annual financial statements. In the opinion of management, all adjustments considered necessary for fair presentation have been included. All such adjustments are of a normal recurring nature. Operating results for the nine-month period ended September 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

Accounts receivable, trade:

The Company extends unsecured credit to its customers in the ordinary course of business. Based on management’s evaluation of uncollected accounts receivable at the end of the period, all open invoices are considered collectible and no allowance for bad debt is recorded. Interest is not charged on past due accounts.

Inventories:

Inventories consists of DVD’s used in producing software libraries. DVD’s are stated at the lower of cost or market with cost being determined on a weighted average cost method.

Property and equipment:

Property and equipment are stated at cost and are being depreciated using the straight-line method over five to seven years.

Total depreciation expense was $5,806 for the nine month period ended September 30, 2011 and $6,061 for the nine month period ended September 30, 2010.

Capitalized software development costs:

Capitalized software consists of costs to develop player technology and sound library software. Software development costs incurred subsequent to establishing technological feasibility through the release date of the software products are capitalized. Technological feasibility is demonstrated by the completion of a working model or a base sound platform for new release.

Sound libraries:

Capitalized costs for sound libraries are amortized using the straight-line method over twenty-four months, which management has generally identified as the best estimate of a library’s useful life.

	September 30
	2011	2010
Sound libraries, cost	$1,835,600	$1,632,672
Accumulated amortization	1,433,640	1,236,053

Sound libraries, net	$401,960	$396,619

Total amortization expense was $163,418 and $102,507 for the nine months ended September 30, 2011 and September 30, 2010, respectively.

GIGA rights:

The Company purchased certain technology assets (GIGA rights) in March 2009 for $75,000. The GIGA rights are embedded and integral in a number of the Company’s sound libraries. The technology assets have a greater use as a baseline for multiple versions of each of the Company’s sound libraries. Hence, the GIGA rights are being amortized using the straight-line method over thirty-six months.

GARRITAN CORPORATION (Unaudited)	NOTES TO FINANCIAL STATEMENTS NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

1.	Nature of business and summary of significant accounting policies (continued):

	September 30
	2011	2010
GIGA rights, cost	$75,000	$75,000
Accumulated amortization	62,500	37,500

GIGA rights, net	$12,500	$37,500

Total amortization expense was $18,750 for the both the nine months ended September 30, 2011 and September 30, 2010.

ARIA Player Costs:

ARIA Player technology consists of costs to develop a media player specific to the sound libraries. This media player is embedded in the sound libraries. Costs incurred subsequent to establishing technological feasibility through the release date of each version of the ARIA Player are capitalized. As the technology to develop the ARIA Player is inherent to multiple versions of sound libraries, management has estimated the costs to be amortized using a straight-line method over sixty months.

	September 30
	2011	2010
ARIA Player	$487,033	$375,980
Accumulated amortization	240,150	155,811
ARIA Player	$246,883	$220,169

Total amortization expense was $64,343 and $59,988 the nine months ended September 30, 2011 and nine months ended September 30, 2010, respectively.

Revenue recognition:

Revenues from software libraries are recognized when all the following conditions are met: there is evidence of an agreement with the customer, shipment has occurred or if downloaded, transmission has occurred, the total sales price is fixed and determinable and collection is probable and any uncertainties with regard to customer acceptance are insignificant. Charges to customers for shipping and handling are included in revenue. Revenue is recorded net of any sales tax or use tax. Sales taxes collected from customers are included in accounts payable until remitted to the appropriate taxing jurisdiction.

Income taxes:

The Company, with the consent of its stockholders, has elected to be taxed under sections of federal and state income tax law, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.

The Financial Accounting Standards Board issued guidance on accounting for uncertainty in income taxes. The Company adopted this new guidance in 2009. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2008.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations:

The Company maintains its cash balances in one financial institution. Cash balances at times may exceed FDIC limits, however, no losses have been experienced.

GARRITAN CORPORATION (Unaudited)	NOTES TO FINANCIAL STATEMENTS NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

1.	Nature of business and summary of significant accounting policies (continued):

We had three customers representing 41%, 30% and 16% of outstanding accounts receivable at September 30, 2011. None of these customers represented a concentration in revenue. As of September 30, 2010, we had three customers representing 38%, 22%, and 19% of outstanding accounts receivable with no customer representing a concentration of revenue.

Research and development:

All research and development costs, included in operating expenses, are charged to operations as incurred and were $58,024 for the nine months ended September 30, 2011 and $56,201 for the nine months ended September 30, 2010.

Impairment of long-lived assets:

The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts.

Product warranty obligation:

Based on historical data, the Company has experienced very little return on products sold. On occasion, a software library downloaded or DVD sold may not work properly and has been replaced. It is management’s evaluation that, due to the infrequent nature and small amount, no product warranty obligation should be established.

Subsequent events:

Management evaluated for subsequent events through March 14, 2012 the date the financial statements were available for issuance.

2.	Retirement plan:

The Company has a Simplified Employee Pension (SEP) covering the stockholders. The Company’s contribution was $3,750 for the nine months ended September 30, 2011 and $15,000 for the nine months ended September 30, 2010.

3.	Commitments and contingencies:

The Company has contractual relationships and license agreements with various resellers and third parties in the ordinary course of business. These arrangements subject the Company or the third parties to certain individual performance standards. The Company has not determined or recorded any minimum gain or loss accruals related to these arrangements.

4.	Subsequent events:

The Company executed a stock purchase agreement with MakeMusic, Inc. on December 21, 2011 and closed on the transaction effective December 30, 2011. Under terms of the agreement, Garritan Corporation became a wholly owned subsidiary of MakeMusic, Inc.